                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (date of earliest event reported):  JUNE 23, 1997



                        Commission file number  0-22464
                                                -------



                                KOALA CORPORATION
                      ------------------------------------
                      (Exact name of small business issuer
                          as specified in its charter)



         Colorado                                  84-1238908
- -------------------------------         ---------------------------------
(State or other jurisdiction of         (IRS Employer Identification No.)
incorporation or organization)




                   11600 E 53rd Ave. Unit D, Denver, CO 80239
                   ------------------------------------------
                    (Address of principal executive offices)



                                (303) 574-1000
                         ---------------------------
                          (Issuer's telephone number)



                                Not Applicable
             -----------------------------------------------------
             (Former name, former address, and former fiscal year,
                         if changed since last report)

ITEM 7.   FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements of Business Acquired.

     The following financial statements of the business acquired are filed herewith:

     Financial Statements of Delta Play, Ltd. as of March 31, 1997 and 1996 and for the years then ended.

          Auditors' Report.

          Balance Sheets as of March 31, 1997 and 1996.

          Statements of Income and Retained Earnings for the years ended March 31, 1997 and 1996.

          Statements of Changes in Financial Position for the years ended March 31, 1997 and 1996.

          Notes to Financial Statements.



     (b)  Pro Forma Financial Information.

     The following pro forma financial statements of the registrant are filed herewith:

     Unaudited Pro Forma Consolidated Financial Statements of Koala Corporation for the three months ended March 31, 1997 and for the year ended December 31, 1996.

          Unaudited Pro Forma Consolidated Financial Statements - Introduction.

          Unaudited Pro Forma Consolidated Balance Sheet as of March 31,
          1997.

          Unaudited Pro Forma Consolidated Statement of Income for the year ended December 31, 1996.

          Unaudited Pro Forma Consolidated Statement of Income for the three months ended March 31, 1997.

          Notes to Unaudited Pro Forma Consolidated Financial Statements.

ITEM 7. FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION AND EXHIBITS (continued)


     (c)         Exhibits.

     2.1* Agreement for Sale and Purchase of Assets dated June 23, 1997 among the Company, Delta Play, Ltd., Safeplay Designs, Inc., Dan Buchanan, 401566 B.C., Ltd., Steven Lee, Darci Forbes, Bonnie Buchanan and Delta Play Company.

     4.1* Registration Rights Agreement dated June 23, 1997 between the Company and Delta Play, Ltd.


     *    FILED WITH THE FORM 8-K ON JULY 8, 1997.



                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this ammendment to be signed on its behalf by the undersigned thereunto duly authorized.



                               KOALA CORPORATION



Date:  September 8, 1997       By:  /s/ Mark A. Betker
                                  ------------------------------------
                                        Mark A. Betker, President and Chief
                                        Executive Officer

                         INDEX TO FINANCIAL STATEMENTS


                                                                  SEQUENTIAL
              DESCRIPTION                                          PAGE NO.
              -----------                                          --------


Financial Statements of Delta Play, Ltd. as of March 31, 1997
and 1996 and for the years then ended........................     F-1 to F-14

Unaudited Pro Forma Consolidated Financial Statements of
Koala Corporation for the three months ended March 31, 1997
and for the year ended December 31,1996......................    F-15 to F-21

                  FINANCIAL STATEMENTS


                  DELTA PLAY LTD.
                  (in Canadian dollars)



                  MARCH 31, 1997

                                AUDITORS' REPORT



To the Shareholders of
DELTA PLAY LTD.

We have audited the balance sheets of DELTA PLAY LTD. as at March 31, 1997 and 1996 and the statements of income and retained earnings and changes in financial position for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at March 31, 1997 and 1996 and the results of its operations and the changes in its financial position for each of the years in the two year period ended March 31, 1997 in accordance with accounting principles generally accepted in Canada. As required by the British Columbia Company Act, we report that, in our opinion, these principles have been applied on a consistent basis.



Vancouver, Canada,                                   /s/ Ernst & Young
June 11, 1997                                        Chartered Accountants
(except as to note 9 which is
as of June 23, 1997).

DELTA PLAY LTD.
Incorporated under the laws of British Columbia

                                BALANCE SHEETS


As at March 31                                        (in Canadian dollars)

                                                        1997        1996
                                                         $           $
- ---------------------------------------------------------------------------

ASSETS
CURRENT
Cash                                                         --     403,379
Accounts receivable [notes 3 and 6]                     344,604     317,947
Prepaid expenses and deposits                            35,143      30,122
Inventory [note 4]                                      823,613     616,091
- ---------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                  1,203,360   1,367,539
- ---------------------------------------------------------------------------
Fixed assets [note 5]                                   115,097     105,931
Due from related parties [note 6]                       462,129      83,666
- ---------------------------------------------------------------------------
                                                      1,780,586   1,557,136
- ---------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
Bank overdraft                                            8,266          --
Accounts payable and accrued liabilities [note 6]       450,314     138,330
Customer deposits                                       140,749     274,864
Bonuses payable [note 6]                                550,000     345,000
Income taxes payable                                     99,119      74,000
- ---------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                             1,248,448     832,194
- ---------------------------------------------------------------------------
Deferred income taxes                                    62,000      62,000
Due to related parties [note 6]                         188,703     306,237
- ---------------------------------------------------------------------------
TOTAL LIABILITIES                                     1,499,151   1,200,431
- ---------------------------------------------------------------------------
Contingencies [note 8]
SHAREHOLDERS' EQUITY
Share capital [note 7]                                      102         101
Retained earnings                                       281,333     356,604
- ---------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                              281,435     356,705
- ---------------------------------------------------------------------------
                                                      1,780,586   1,557,136
- ---------------------------------------------------------------------------

See accompanying notes

On behalf of the Board:


                          Director          Director

DELTA PLAY LTD.


                  STATEMENTS OF INCOME AND RETAINED EARNINGS


Years ended March 31                                     (in Canadian dollars)

                                                           1997         1996
                                                             $            $
- --------------------------------------------------------------------------------
SALES                                                    6,257,104    3,662,645
Cost of goods sold [schedule 1] [note 6]                 3,828,135    2,260,355
- --------------------------------------------------------------------------------
Gross profit                                             2,428,969    1,402,290
- --------------------------------------------------------------------------------

EXPENSES
Sales expenses [schedule 2] [note 6]                       538,305      446,233
Administrative expenses [schedule 3] [note 6]              696,415      559,228
Management, employee bonuses and other fees [note 6]       730,000      420,000
- --------------------------------------------------------------------------------
                                                         1,964,720    1,425,461
- --------------------------------------------------------------------------------
Income (loss) before income taxes                          464,249      (23,171)
- --------------------------------------------------------------------------------
Income tax provision
 - current                                                 138,019       74,000
 - deferred                                                     --      (75,000)
- --------------------------------------------------------------------------------
                                                           138,019       (1,000)
- --------------------------------------------------------------------------------
NET INCOME (LOSS) FOR THE YEAR                             326,230      (22,171)

Retained earnings, beginning of year                       356,604      614,040
Dividends [note 7]                                        (401,501)     (95,292)
Redemption of shares [note 7]                                   --     (139,973)
- --------------------------------------------------------------------------------
RETAINED EARNINGS, END OF YEAR                             281,333      356,604
- --------------------------------------------------------------------------------

See accompanying notes

DELTA PLAY LTD.


                  STATEMENTS OF CHANGES IN FINANCIAL POSITION


Year ended March 31                                  (in Canadian dollars)

                                                              1997        1996
                                                               $           $
- ---------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income (loss) for the year                               326,230     (22,171)
Add charges not requiring a current cash payment
 Depreciation and amortization                                27,158      30,827
 Deferred income taxes                                            --     (75,000)
Net change in non-cash working capital balances related
 to operations                                               168,488      83,327
- ---------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                        521,876      16,983
- ---------------------------------------------------------------------------------

INVESTING ACTIVITIES
Purchase of fixed assets                                     (38,499)         --
Proceeds from sale of assets [note 6]                          2,475          --
- ---------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                            (36,024)         --
- ---------------------------------------------------------------------------------

FINANCING ACTIVITIES
Dividends                                                   (401,501)    (95,292)
Redemption of shares [note 7]                                     --    (140,000)
Due from (to) related parties                               (495,996)     43,800
- ---------------------------------------------------------------------------------
CASH USED IN FINANCING ACTIVITIES                           (897,497)   (191,492)
- ---------------------------------------------------------------------------------

DECREASE IN CASH DURING YEAR                                (411,645)   (174,509)
Cash (bank overdraft), beginning of year                     403,379     577,888
- ---------------------------------------------------------------------------------
CASH (BANK OVERDRAFT), END OF YEAR                            (8,266)    403,379
- ---------------------------------------------------------------------------------

See accompanying notes

DELTA PLAY LTD.

                         NOTES TO FINANCIAL STATEMENTS
March 31, 1997                                               in Canadian dollars

1. BUSINESS OPERATIONS

The Company is incorporated under the laws of the province of British Columbia. The Company designs and manufactures modular soft playgrounds and accessories.


2. ACCOUNTING POLICIES

These financial statements have been prepared in accordance with accounting principles generally accepted in Canada which conform in all material respects to United States accounting principles as required by the United States Securities and Exchange Commission. These financial statements have been prepared in Canadian dollars unless otherwise stated.

The following is a summary of the significant accounting policies used in the preparation of these financial statements.

INVENTORY

Inventory is valued at the lower of cost, determined on a first in first out basis, and net realizable value for work in progress and replacement cost for materials.

DEPRECIATION AND AMORTIZATION

Fixed assets are recorded at cost and are depreciated over their estimated useful lives on a declining balance basis at the following annual rates:

  Automotive equipment                       30%
  Computer equipment                         30%
  Office furniture                           20%
  Tools                                      20%
  Plant equipment                            20%

MANAGEMENT'S ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from those estimates.

DELTA PLAY LTD.

                         NOTES TO FINANCIAL STATEMENTS
March 31, 1997                                              in Canadian dollars

2. ACCOUNTING POLICIES (CONT'D)

FAIR VALUES OF FINANCIAL INSTRUMENTS

The fair values of financial instruments approximate carrying values unless otherwise indicated.

FOREIGN EXCHANGE

The Company follows the temporal method of accounting for the translation of foreign currency amounts into Canadian dollars. Under this method, all monetary assets and liabilities expressed in foreign currencies are translated at rates of exchange in effect at the year end, and non-monetary assets and liabilities are translated at historical rates of exchange. Revenue and expense items expressed in foreign currencies are translated at the rate of exchange prevailing on the date of the transaction.

Gains and losses arising on foreign currency translation are included in income.

REVENUE RECOGNITION

Revenues from product sales are recorded upon shipment.


3. ACCOUNTS RECEIVABLE
                                                               1997      1996
                                                                $         $
- --------------------------------------------------------------------------------

Trade                                                        288,804   276,448
Other                                                         55,800    41,499
- --------------------------------------------------------------------------------
                                                             344,604   317,947
- --------------------------------------------------------------------------------

While the Company sells its products to many customers, four customers [1996 - three customers] represent approximately 71% [1996 - 52%] of the year end balance of trade accounts receivable.

DELTA PLAY LTD.

                         NOTES TO FINANCIAL STATEMENTS
March 31, 1997                                               in Canadian dollars

4. INVENTORY
                                                      1997             1996
                                                       $                 $
- ----------------------------------------------------------------------------
Materials                                           628,812          578,091
Work in progress                                    194,801           38,000
- ----------------------------------------------------------------------------
                                                    823,613          616,091
- ----------------------------------------------------------------------------

5. FIXED ASSETS
                                                  ACCUMULATED
                                                DEPRECIATION AND     NET BOOK
                                       COST      AMORTIZATION         VALUE
                                        $              $                $
- ----------------------------------------------------------------------------

1997
Automotive equipment                  41,097         30,570           10,527
Computer equipment                    13,607          8,246            5,361
Office furniture                      23,549         11,994           11,555
Tools                                  4,867          4,346              521
Plant equipment                      153,815         66,682           87,133
- ----------------------------------------------------------------------------
                                     236,935        121,838          115,097
- ----------------------------------------------------------------------------

1996
Automotive equipment                  41,097         26,058           15,039
Computer equipment                    15,207          5,606            9,601
Office furniture                      24,124          9,033           15,091
Tools                                  4,867          4,215              652
Plant equipment                      115,316         49,768           65,548
- ----------------------------------------------------------------------------
                                     200,611         94,680          105,931
- ----------------------------------------------------------------------------

DELTA PLAY LTD.

                         NOTES TO FINANCIAL STATEMENTS
March 31, 1997                                               in Canadian dollars

6. RELATED PARTY TRANSACTIONS

[a] Amounts due from related parties and due to related parties are without interest or stated terms of repayment and comprise the following:

                                                      1997      1996
                                                        $         $
     -----------------------------------------------------------------

     Due from related parties
      401566 B.C. Ltd. - controlling shareholder     462,129        --
      Wash-a-Ball Solutions                               --    83,666
     -----------------------------------------------------------------
                                                     462,129    83,666
     -----------------------------------------------------------------
     Due to related parties
      Safeplay Designs Inc.                          188,488   255,163
      Director                                           215    51,074
     -----------------------------------------------------------------
                                                     188,703   306,237
     -----------------------------------------------------------------

     The amounts due from 401566 B.C. Ltd. include an amount of U.S. $317,195.

     Safeplay Designs Inc. is a company whose shareholder is related to a director of the Company.

     As the amounts are not expected to be repaid within the next twelve months, they have been classified as non-current assets and liabilities, respectively.

     As collateral for any amounts borrowed from 401566 B.C. Ltd. in the future, the Company has provided a Security Agreement providing a charge against all assets of the Company.

[b] On May 1, 1996, the Company sold its design business and certain fixed assets to Safeplay Designs Inc. for $2,476, using the provisions of Section 85 of the Income Tax Act (Canada). As consideration, the Company received a non-interest bearing demand promissory note in the amount of $2,475 and one Class E, non-voting preferred share of Safeplay Designs Inc. No gain or loss resulted on the sale transaction.

     During the year, the Company was charged $528,215 [1996 - $60,000] by Safeplay Designs Inc. for design services rendered and is included in cost of goods sold - labour. At March 31, 1997, $140,400 remains outstanding and is included in accounts payable and accrued liabilities. In addition, the Company was charged $23,750 [1996 - $Nil] by Safeplay Designs Inc. for accounting services. The Company charged Safeplay Designs Inc. $23,837 [1996- $Nil] for various administrative services and $13,750 [1996 - $Nil] for rental of office space, of which $19,713 remains outstanding and is included in accounts receivable.

DELTA PLAY LTD.

                         NOTES TO FINANCIAL STATEMENTS
March 31, 1997                                               in Canadian dollars

6. RELATED PARTY TRANSACTIONS (CONT'D)


[c] Included in accounts payable and accrued liabilities at March 31, 1997 is an amount of $13,008 [March 31, 1996 - $11,303] due to a director for reimbursement of various costs.

[d] During the year the Company provided bonuses aggregating $730,000 [1996 - $420,000] to officers and employees of which $550,000 [1996 - $345,000]
     remains outstanding as at March 31, 1997.


7. SHARE CAPITAL

                                                                       1997     1996
                                                                        $        $
- -------------------------------------------------------------------------------------
AUTHORIZED
  100,000  Class A, voting non-participating common shares without par value
   90,000  Class B, non-voting participating common shares without par value
   90,000  Class C, non-voting participating common shares without par value
   90,000  Class D, non-voting participating common shares without par value
   90,000  Class E, non-voting participating common shares without par value
   90,000  Class F, non-voting participating common shares without par value
   90,000  Class G, non-voting participating common shares without par value
   90,000  Class H, non-voting participating common shares without par value
   90,000  Class I, non-voting participating common shares without par value
   90,000  Class J, non-voting participating common shares without par value
   90,000  Class K, non-voting participating common shares without par value
  100,000  Class L, non-voting participating common shares with a par value of $0.01 each

ISSUED AND OUTSTANDING
       55  [1996 - 55] Class A shares                                   55      55
       16  [1996 - 16] Class B shares                                   16      16
       24  [1996 - 24] Class D shares                                   24      24
        3  [1996 - 3] Class F shares                                     3       3
        3  [1996 - 3] Class G shares                                     3       3
       16  [1996 - Nil] Class L shares                                   1      --
- -----------------------------------------------------------------------------------
                                                                       102     101
- -----------------------------------------------------------------------------------

DELTA PLAY LTD.

                         NOTES TO FINANCIAL STATEMENTS
March 31, 1997                                               in Canadian dollars

7. SHARE CAPITAL (CONT'D)

During the year ended March 31, 1996, the Company redeemed 11 Class A common shares and 16 Class E common shares for $140,000. The excess of the redemption amount over the par value of the shares, aggregating $139,973, was charged to retained earnings.

On November 22, 1996, the Company amended its authorized share capital to include 100,000 Class L, non-voting participating common shares with a par value of $0.01 each.

On November 28, 1996, the Company declared and paid a stock dividend on the Class D, non-voting participating common shares in the amount of $0.01 per share. The stock dividend was paid by allotting and issuing as fully paid, 16 Class L, non-voting participating common shares with a par value of $0.01 each.

The Class A common shares are not entitled to dividends. Dividends may be paid on a class of participating shares to the exclusion of any or all of the other participating shares. In the event of liquidation, dissolution or winding up of the Company, the distribution of assets will be made first to the holders of the Class A shares to the extent of their paid-in amount, secondly to holders of the Class D common shares, thirdly to the holders of the Class L common shares and thereafter, pari passu to the holders of the remaining classes of participating shares. The amounts to be paid will include any declared but unpaid dividends.


8. CONTINGENCIES

The Company is involved in a legal action against a third party for collection of an account receivable arising in the normal course of business. The third party has initiated a counter claim for an unspecified amount alleging misrepresentation with respect to the contract price.

The Company has commenced foreclosure proceedings against a third party for collection of an accounts receivable arising in the normal course of business. The third party has commenced a legal action against the Company for approximately $140,000 alleging misrepresentation with respect to the contract price.

The outcome of these claims is not determinable at this time and the amount of liability, if any, cannot be reasonably estimated. Accordingly, no provision has been recorded in these financial statements.

9. SUBSEQUENT EVENTS

On June 23, 1997, the Company sold its assets and business undertakings to Koala Corporation, a publicly traded company based in Denver, Colorado. The purchase price was approximately cash of U.S. $4.1 million and shares of Koala Corporation with a value of approximately U.S. $0.6 million.

DELTA PLAY LTD.                                                       SCHEDULE 1

                        SCHEDULE OF COST OF GOODS SOLD


Years ended March 31                                        in Canadian dollars

                                                             1997        1996
                                                              $           $
- --------------------------------------------------------------------------------
Freight and duty                                            209,805      91,747
Labour [note 6]                                           1,524,870     834,976
Materials                                                 1,659,988     988,502
Overhead [note 6]                                           433,472     345,130
- --------------------------------------------------------------------------------
TOTAL COST OF GOODS SOLD                                  3,828,135   2,260,355
- --------------------------------------------------------------------------------

See accompanying notes

DELTA PLAY LTD.                                                       SCHEDULE 2


                          SCHEDULE OF SALES EXPENSES


Years ended March 31                                        in Canadian dollars


                                                              1997      1996
                                                               $         $
- --------------------------------------------------------------------------------
Advertising                                                 117,949   100,513
Bad debt expense                                             30,332   109,819
Commission                                                   84,194    10,900
Promotion                                                    42,113    77,581
Salaries                                                     94,448    98,208
Telephone                                                    35,754    23,838
Travel                                                      133,515    25,374
- --------------------------------------------------------------------------------
TOTAL SALES EXPENSES                                        538,305   446,233
- --------------------------------------------------------------------------------

See accompanying notes

DELTA PLAY LTD.                                               SCHEDULE 3


                  SCHEDULE OF ADMINISTRATIVE EXPENSES


Years ended March 31                                 in Canadian dollars




                                                       1997       1996
                                                         $          $
- ------------------------------------------------------------------------

Bank charges                                            2,964      1,507
Cost recovery [note 6]                                (23,837)        --
Courier                                                24,245      7,738
Depreciation and amortization                          27,158     30,827
Insurance                                             106,725     66,278
Interest income                                       (17,885)   (36,731)
Management salaries                                        --     64,988
Miscellaneous                                           1,270      2,617
Office                                                 90,221     65,636
Postage                                                 5,906      4,249
Professional fees [note 6]                             56,311     48,518
Travel                                                 52,005     14,844
Wages and benefits                                    313,398    255,278
Workers' compensation                                  57,934     33,479
- ------------------------------------------------------------------------
TOTAL ADMINISTRATIVE EXPENSES                         696,415    559,228
- ------------------------------------------------------------------------

See accompanying notes

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - INTRODUCTION

The accompanying unaudited pro forma consolidated financial statements reflect the consolidated results of operations of Koala Corporation for the year ended December 31, 1996, and the three months ended March 31, 1997 after giving pro forma effect to the purchase of Delta Play, Ltd. and its related party Safeplay Designs, Inc. The unaudited pro forma consolidated financial statements should be read in conjunction with the Company's "Management's Discussion
                                                        -----------------------
and Analysis of Financial Condition and Results of Operations"  and the
- -------------------------------------------------------------
respective historical financial statements of the Company contained in the Company's Form 10-KSB for the year ended December 31, 1996 and Forms 10-QSB for the quarters ended March 31, 1997 and June 30, 1997. The unaudited pro forma information does not purport to be indicative of actual results that would have been achieved had the acquisitions actually been completed as of the dates indicated on the following pages nor which may be achieved in the future.

KOALA CORPORATION
- --------------------------------------------------------------------------------
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET  [ALL AMOUNTS IN US DOLLARS]
AS OF MARCH 31, 1997

                                                  KOALA        DELTA PLAY     SAFEPLAY      PRO FORMA               CONSOLIDATED
                                               CORPORATION       LTD.       DESIGNS INC.   ADJUSTMENTS               AS ADJUSTED
                                              -------------   -----------   ------------  ------------            ---------------
            ASSETS                                 (a)            (b)           (c)
- ---------------------------------------
CURRENT ASSETS

 Cash                                           $4,155,552             $0     $83,871      ($4,129,921)(d)             $109,502
  Accounts receivable, net of allowance
     for doubtful accounts                       1,545,647        250,950     108,321         (240,104)(e)            1,664,814
  Refundable income taxes                           46,279              0           0                0                   46,279
  Inventory                                        511,092        599,776           0                0                1,110,868
  Prepaid expenses                                 231,939         25,592       1,076          (21,349)(e)              237,258
  Deferred income taxes                             10,900              0           0                0                   10,900
                                              -------------   ------------  ----------    -------------           --------------
     Total current assets                        6,501,409        876,318     193,268       (4,391,374)               3,179,621
                                              -------------   ------------  ----------    -------------           --------------

EQUIPMENT, NET OF ACCUMULATED DEPRECIATION         849,781         83,817      23,978                0                  957,576
                                              -------------   ------------  ----------    -------------           --------------

OTHER ASSETS

  Intangibles and patents, net of accumulated
    amortization                                 3,652,755              0           0        4,562,751 (f)            8,215,506
  Due from related parties                               0        336,534     185,816         (522,350)(e)                    0
                                              -------------   ------------  ----------    -------------           --------------
     Total other assets                          3,652,755        336,534     185,816        4,040,401                8,215,506
                                              -------------   ------------  ----------    -------------           --------------
                                               $11,003,945     $1,296,669    $403,062        ($350,973)             $12,352,703
                                              =============   ============  ==========    =============           ==============

  LIABILITIES & SHAREHOLDERS' EQUITY
- ---------------------------------------
LIABILITIES

CURRENT LIABILITIES

  Accounts payable and accrued expenses           $452,785       $436,448       7,270         $305,040  (d)(e)       $1,201,543
  Accrued management bonuses                             0        400,524           0         (400,524) (e)                   0
  Accrued income taxes                                   0         72,181     (33,382)         (38,799) (g)                   0
                                              -------------   ------------  ----------    -------------           --------------
     Total current liabilities                     452,785        909,153     (26,112)        (134,283)               1,201,543
                                              -------------   ------------  ----------    -------------           --------------

LONG-TERM LIABILITIES-DUE TO RELATED PARTY               0        137,418      62,197         (199,615) (e)                   0
                                              -------------   ------------  ----------    -------------           --------------

DEFERRED INCOME TAXES                              242,200         45,150           0          (45,150) (g)             242,200
                                              -------------   ------------  ----------    -------------           --------------

SHAREHOLDERS' EQUITY

  Preferred stock                                        0              0           0                0                        0
  Common stock                                     248,126             74           1            3,925  (d)(h)          252,126
  Additional paid in capital                     4,651,884              0           0          596,000  (d)(h)        5,247,884
  Retained earnings                              5,408,950        204,874     366,976         (571,850) (i)           5,408,950
                                              -------------   ------------  ----------    -------------           --------------
     Total shareholders' equity                 10,308,960        204,948     366,977           28,075               10,908,960
                                              -------------   ------------  ----------    -------------           --------------
                                               $11,003,945     $1,296,669    $403,062        ($350,973)             $12,352,703
                                              =============   ============  ==========    =============           ==============

      See notes to unaudited pro forma consolidated financial statements

KOALA CORPORATION
- -------------------------------------------------------------------------------
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME [ALL AMOUNTS IN US DOLLARS} FOR THE YEAR ENDED DECEMBER 31, 1996

                                                      KOALA       DELTA PLAY,       PRO FORMA        CONSOLIDATED
                                                   CORPORATION       LTD.          ADJUSTMENTS        AS ADJUSTED
                                                  -------------   -----------     -------------     --------------
                                                      (j)              (k)

Net sales                                           $8,938,282    $4,588,620                $0        $13,526,902
Cost of sales                                        3,241,328     2,807,346          (293,338)(l)      5,755,336
                                                  -------------   -----------     -------------      ------------
Gross profit                                         5,696,954     1,781,274           293,338          7,771,566
                                                  -------------   -----------     -------------      ------------

Selling, general and administrative expenses         2,892,095       905,477                 0          3,797,572
Management, employee bonuses and other fees                  0       535,342                 0 (n)        535,342
                                                  -------------   -----------     -------------      ------------
Operating income                                     2,804,859       340,455           293,338          3,438,652
                                                  -------------   -----------     -------------      ------------

Other (income) expenses                                129,463             0           (29,463)(m)        100,000
Relocation expenses                                   (288,923)            0                 0           (288,923)
Amortization of intangibles and patents               (105,677)            0          (182,829)(o)       (288,506)
                                                  -------------   -----------     -------------      ------------
Income before provision
   for income taxes                                  2,539,722       340,455            81,046          2,961,223
Provision for income taxes                             644,182       101,216            48,417 (p)        793,815
                                                  -------------   -----------     -------------      ------------
Net income                                          $1,895,540      $239,239           $32,629         $2,167,408
                                                  =============   ===========     =============      ============

Net income per share                                    $ 0.74                                              $0.84
                                                  =============                                      ============

Weighted average shares outstanding                  2,549,438                                 (q)      2,589,438
                                                  =============                                      ============


      See notes to unaudited pro forma consolidated financial statements

KOALA CORPORATION
- --------------------------------------------------------------------------------
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME [ALL AMOUNTS IN US DOLLARS} FOR THE THREE MONTHS ENDED MARCH 31, 1997

                                                KOALA       DELTA PLAY,     PRO FORMA           CONSOLIDATED
                                              CORPORATION       LTD.        ADJUSTMENTS          AS ADJUSTED
                                             ------------   ------------   --------------       ------------
                                                  (r)            (s)
Net sales                                     $2,251,172       $451,991               $0         $2,703,163
Cost of sales                                    723,114        275,715          (27,000)(t)        971,829
                                             ------------   ------------   --------------       ------------
Gross profit                                   1,528,058        176,276           27,000          1,731,334
                                             ------------   ------------   --------------       ------------

Selling, general and administrative expenses     720,786         36,159                0            756,945
Management, employee bonuses and other fees            0         54,239                0 (v)         54,239
                                             ------------   ------------   --------------       ------------
Operating income                                 807,272         85,878           27,000            920,150
                                             ------------   ------------   --------------       ------------

Other (income) expenses                           41,352              0          (20,000)(u)         21,352
Amortization of intangibles and patents          (26,313)             0          (45,707)(w)        (72,020)
                                             ------------   ------------   --------------       ------------
Income before provision
   for income taxes                              822,311         85,878          (38,707)           869,482
Provision for income taxes                       291,921         30,487          (13,741)(x)        308,667
                                             ------------   ------------   --------------       ------------
Net income                                      $530,390        $55,391         ($24,966)          $560,815
                                             ============   ============   ==============       ============

Net income per share                               $0.21                                              $0.22
                                             ============                                       ============

Weighted average shares outstanding            2,515,088                                 (y)      2,555,088
                                             ============                                       ============


See notes to unaudited pro forma consolidated financial statements

KOALA CORPORATION
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated balance sheet reflects the financial position of Koala Corporation as of March 31, 1997, as if the acquisition of Delta Play, Ltd. and its related party Safeplay Designs, Inc. (collectively "Delta Play") occurred on that date. The unaudited pro forma consolidated statement of income for the year ended December 31, 1996 gives effect to the consolidated results of operations for the year ended December 31, 1996, as if the acquisition of Delta Play occurred on January 1, 1996. The unaudited pro forma consolidated statement of income for the three months ended March 31, 1997 gives effect to the consolidated results of operations for the three months ended March 31, 1997, as if the acquisition of Delta Play occurred on January 1, 1997. These results are not necessarily indicative of the consolidated results of operations of the Company as they may be in the future, or as they might have been had these events been effective at January 1, 1996 and 1997, respectively. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of the Company and Delta Play and the related notes thereto.

ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 1997 ARE AS FOLLOWS:

(a)  Represents the balance sheet of Koala Corporation as of March 31, 1997.

(b) Represents the balance sheet of Delta Play, Ltd as of March 31, 1997, with all dollar amounts translated to U.S. currency at a rate of .72823, the exchange rate on March 31, 1997.

(c) Represents the balance sheet of Safeplay Designs, Inc. as of March 31, 1997, with all dollar amounts translated to U.S. currency at a rate of .72823, the exchange rate on March 31, 1997.

(d) The preliminary acquisition cost based on contractual consideration pursuant to the purchase agreement and direct costs incurred to consummate the transaction is summarized as follows:

             Purchase price-cash  portion                    $4,129,921
             Purchase price-stock portion                       600,000
             Direct costs of acquisition (accounts payable)     438,724
                                                            -----------
                Total acquisition costs (preliminary)        $5,168,645
                                                            ===========

(e) Represents elimination of assets excluded and liabilities not assumed pursuant to the terms of the asset purchase agreement.

(f) Represents the allocation to intangible assets of the cost over fair value of net assets acquired as a result of the preliminary purchase price allocation.

(g) Elimination of income tax accruals not assumed in accordance with the terms of the purchase agreement.

(h) Represents issuance of 40,000 shares of Koala Corporation common stock for payment of the stock portion of the purchase price.

ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 1996 ARE AS FOLLOWS:


(i) Elimination of retained earnings of Delta Play, Ltd. and Safeplay Designs, Inc. for proper reflection of pro forma retained earnings as if the purchase occurred on March 31, 1997.

(j) Represents the results of operations of Koala Corporation for the year ended December 31, 1996.

(k) Represents the results of operations of Delta Play, Ltd. for the year ended March 31, 1997, with all amounts translated to U.S. currency at a rate of .73335, which represents the average exchange rate over the 12 month period.

(l) Represents the adjustment to remove the profit component of related party charges from Safeplay Designs, Inc. A separate statement of income for Safeplay is not included in the accompanying unaudited pro forma consolidated statement of income since Delta Play, Ltd. was Safeplay's sole customer and the majority of payments to Safeplay for design costs are recorded in cost of sales.

(m) Represents the adjustment to reflect lower interest income because of the cash payment of $4,129,921 for the cash portion of the purchase price.

(n) Represents management bonuses utilized for tax planning purposes that will no longer be paid pursuant to the terms of the employment agreement executed at the closing of the purchase.

(o) Represents the increase to amortization expense for the amortization of cost over fair value of net assets acquired over 25 years as a result of the preliminary purchase price allocation.

(p)  Reflects applicable income tax effects of adjustments.

(q) Reflects the increase to common stock equivalents using the treasury stock method for 40,000 shares issued in connection with the acquisition.


ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME FOR THE THREE MONTHS ENDED MARCH 31, 1997 ARE AS FOLLOWS:


(r) Represents the results of operations of Koala Corporation for the three months ended March 31, 1997.

(s) Represents the results of operations of Delta Play, Ltd. for the three months ended March 31, 1997, with all amounts translated to U.S. currency at a rate of .73326, which represents the average exchange rate over the three month period.

ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME FOR THE THREE MONTHS ENDED MARCH 31, 1997 ARE AS FOLLOWS (CONTINUED):


(t) Represents the adjustment to remove the profit component of related party charges from Safeplay Designs, Inc. A separate statement of income for Safeplay is not included in the accompanying unaudited pro forma consolidated statement of income since Delta Play, Ltd. was Safeplay's sole customer and the majority of payments to Safeplay for design costs are recorded in cost of sales.

(u) Represents the adjustment to reflect lower interest income because of the payment of $4,129,921 in cash for the cash portion of the purchase price.

(v) Represents management bonuses utilized for tax planning purposes that will no longer be paid pursuant to the terms of the employment agreement executed at the closing of the purchase.

(w) Represents the increase to amortization expense for the amortization of the cost over fair value of net assets acquired over 25 years as a result of the preliminary purchase price allocation.

(x)  Reflects applicable income tax effects of adjustments.

(y) Reflects the increase to common stock equivalents using the treasury stock method for 40,000 shares issued in connection with the acquisition.